Exhibit 10.2(b)

AMENDMENT THREE TO THE SHERRY L. CORRELL

CHANGE-IN-CONTROL PROTECTIVE AGREEMENT

WHEREAS, Sherry L. Correll (the “Employee”) entered into a Change-in-Control Protective Agreement, as amended, with First South Bank (the “Bank”) and First South Bancorp, Inc. (the “Company”) effective January 14, 1997 (the “Agreement”); and

WHEREAS, Section 10 of the Agreement provides that the Agreement may be amended by means of a written instrument signed by the parties; and

WHEREAS, the Bank and the Company have determined it is in the best interest of the Bank, the Company and the Employee to amend the Agreement.

NOW, THEREFORE, the Bank, the Company and the Employee agree to amend the Agreement effective March 30, 2012 as follows:

Section 3. Severance Benefit

1.	The first sentence in Section 3 shall be amended to read as follows:

“If the Employee becomes entitled to collect severance benefits pursuant to Section 2 hereof, the Bank shall pay the Employee a severance benefit equal to two (2) times the Employee’s base annual salary at the rate in effect when the Protected Period begins.”

2.	Nothing contained herein shall be held to alter, vary or affect any of the terms, provisions, or conditions of the Agreement entered into thereunder, other than stated above.

IN WITNESS WHEREOF, the Bank and the Company have caused this Amendment to be executed by its duly authorized officer, and the Employee has signed this Amendment, on the 30th day of March, 2012.

ATTEST:	FIRST SOUTH BANK

/s/ William L. Wall	/s/ Thomas A. Vann
Secretary	President

ATTEST:	FIRST SOUTH BANCORP, INC.

/s/ William L. Wall	/s/ Thomas A. Vann
Secretary	President

WITNESS:	EMPLOYEE

/s/ Kristie W. Hawkins	/s/ Sherry L. Correll
Sherry L. Correll